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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        THORATEC LABORATORIES CORPORATION


         D. Keith Grossman and Cheryl D. Hess hereby certify as follows:

         1. They are the President and Chief Executive Officer and Chief Financial Officer and Secretary, respectively, of Thoratec Laboratories Corporation, a California corporation (the "Corporation");

         2. The Amended and Restated Articles of Incorporation are hereby amended by deleting, in its entirety, Article FIRST thereof, and inserting in its place a new Article FIRST that reads, in its entirety as follows:

                  "FIRST: The name of this corporation is Thoratec Corporation".

         3. The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the Corporation's Board of Directors.

         4. The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the required vote of the Corporation's shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote with respect to the amendment was 22,421,775 shares of Common Stock. There are no shares of Preferred Stock outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

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                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                  IN WITNESS WHEREOF, the undersigned have executed this certificate this 14th day of February 2001.


                                   /s/ D. Keith Grossman
                                   --------------------------------------------
                                   D. Keith Grossman,
                                   President and Chief Executive
                                   Officer


                                   /s/ Cheryl D. Hess
                                   --------------------------------------------
                                   Cheryl D. Hess,
                                   Chief Financial Officer and
                                   Secretary